Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Prospectus constituting a part of this Registration Statement on Form S-4, of our report dated March 31, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is June 16, 2021, relating to the financial statements of Petra Acquisition, Inc. (the “Company”) which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ dbbmckennon

Newport Beach, California

November 3, 2021